Exhibit 13.1

906 Certification

EXHIBIT 13.1

906 CERTIFICATION

June 10, 2004

Securities and Exchange Commission

450 Fifth Street, N.W

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with the Telecom Italia S.p.A. Annual Report on Form 20-F for the year ended December 31, 2003, (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Marco Tronchetti Provera, the Executive Chairman of the Board of Directors, Carlo Orazio Buora, the Chief Executive Officer, and Enrico Parazzini, the Chief Financial Officer, of Telecom Italia S.p.A., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telecom Italia S.p.A.

/S/ MARCO TRONCHETTI PROVERA Name: Marco Tronchetti Provera Executive Chairman

/S/ CARLO ORAZIO BUORA Name: Carlo Orazio Buora Chief Executive Officer

/S/ ENRICO PARAZZINI Name: Enrico Parazzini Chief Financial Officer